UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

Tamalpais Bancorp
(Exact name of registrant as specified in its charter)

California	0-50878	68-0175592
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

630 Las Gallinas Ave.
San Rafael, California 94903
(Address of principal executive offices including Zip Code)

(415) 526-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          On February 19, 2010, Tamalpais Bank (the “Bank”), a wholly owned subsidiary of Tamalpais Bancorp (the “Company”), received a Supervisory Prompt Corrective Action Directive (the “Directive”) from the Federal Deposit Insurance Corporation (the “FDIC”) due to the Bank’s “significantly undercapitalized” status as of December 31, 2009 under regulatory capital guidelines. As noted below, before its receipt of the Directive, the Bank was already subject to many of the restrictions of the Directive and was already addressing these items.

          The Directive provides that within 30 days of the effective date of the Directive (by March 21, 2010), the Bank must: (1) sell enough voting shares or obligations of the Bank so that the Bank will be “adequately capitalized” under regulatory capital guidelines; and/or (2) accept an offer to be acquired by a depository institution holding company or combine with another insured depository institution. While no assurance can be given that it will be successful in its efforts to recapitalize the Bank, the Company has been, with the assistance of its investment banking firm, actively engaged in seeking additional capital from various sources.

          The Directive also prohibits the Bank from: (1) paying interest on deposits in excess of prescribed limits; (2) accepting, renewing or rolling over any brokered deposits; (3) allowing its average total assets during any calendar quarter to exceed its average total assets during the preceding calendar quarter; (4) making any capital distributions or dividend payments to the Company or any affiliate of the Bank or the Company; and (5) establishing or acquiring a new branch and requires the Bank to obtain the approval of the FDIC prior to relocating, selling or disposing of any existing branch. In addition, the Directive provides that the Bank may not pay any bonus to, or increase the compensation of, any director or officer of the Bank without the prior approval of the FDIC, and the Bank must comply with Section 23A of the Federal Reserve Act without the exemption for transactions with certain affiliated institutions. Lastly the Bank may not enter into any material transaction, including any investment, expansion, acquisition, sale of assets or other similar transaction which would have a significant financial impact on the Bank without prior approval of the FDIC. The Bank was already substantially subject to each of these prohibitions prior to the issuance of the Directive, and since last year, key components of the Bank’s business strategy have included the reduction in its asset base and brokered deposits.

          The foregoing description of the Directive is qualified in its entirety by reference to the full text of the Directive, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Supervisory Prompt Corrective Action Directive of the Federal Deposit Insurance Corporation dated February 19, 2010.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMALPAIS BANCORP

Date: February 25, 2010	By:	/s/ Mark Garwood

Mark Garwood
Chief Executive Officer